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                                                                   Ex 99. (a)(v)

                          LORD ABBETT INVESTMENT TRUST

                                  AMENDMENT TO

                       DECLARATION AND AGREEMENT OF TRUST

          The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby (i) establish, pursuant to Section 5.3 of the Declaration, a new series of shares of the Trust to be designated the "Lord Abbett Diversified Equity Strategy Fund"; and (ii) establish, pursuant to
Section 5.3 of the Declaration, the following classes of the Lord Abbett Diversified Equity Strategy Fund: Class A, Class B, Class C, Class P, and Class
Y. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

          This instrument shall constitute an amendment to the Declaration.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 22nd day of June, 2006.


/s/ Robert S. Dow                       /s/ E. Thayer Bigelow
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Robert S. Dow                           E. Thayer Bigelow


/s/ William H.T.  Bush                  /s/ Robert B. Calhoun
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William H.T. Bush                       Robert B. Calhoun


/s/ Julie A. Hill                       /s/ Franklin W. Hobbs
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Julie A. Hill                           Franklin W. Hobbs


/s/ Thomas J. Neff                      /s/ James L.L. Tullis
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Thomas J. Neff                          James L.L. Tullis